VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 15, 1997 for (1) each person known by the Company to be holding more than 5% of the outstanding Common Stock,
(2) each director and nominee of the Company and each Named Executive Officer, and (3) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares reported as beneficially owned by a person represents the number of shares of Common Stock the person holds (including shares of Common Stock that may be issued upon exercise of options that are exercisable within 60 days of March 15, 1997) plus the number of shares into which Class A Units of Carr Realty, L.P. held by the person (including Class A Units of Carr Realty, L.P. that may be issued upon the exercise of options that are exercisable within 60 days of March 15, 1997) are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). For purposes of the following table, the number of shares of Common Stock and Class A Units deemed outstanding includes 48,734,335 shares of Common Stock, 4,561,284 Class A Units of Carr Realty, L.P., 901,270 Units of CarrAmerica Realty, L.P. and 309,700 Class A Units and 11,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 15, 1997. The extent to which a person holds shares of Common Stock, as opposed to Class A Units of Carr Realty, L.P. or CarrAmerica Realty, L.P. or options to purchase Class A Units of Carr Realty, L.P. or Common Stock which are exercisable within 60 days of March 15, 1997, is set forth in the footnotes.

                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Security Capital U.S. Realty
Security Capital Holdings S. A. (3)............             19,993,877           41.0%         36.9%
69, route d'Esch
L-2953 Luxembourg

Oliver T. Carr, Jr. (4)........................              1,571,303            3.2%          2.9%
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

A. James Clark (5).............................               930,575             1.9%          1.7%
Clark Enterprises, Inc.
7500 Old Georgetown Road
Bethesda, MD 20814

Thomas A. Carr (6).............................               128,422              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006


                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Andrew F. Brimmer (7)..........................                 2,000
Brimmer & Company
4400 MacArthur Boulevard, N.W.
Washington, D.C.  20007

David Bonderman (8)............................                39,083              *             *
Texas Pacific Group, Inc.
201 Main Street
Fort Worth, Texas 76102

William D. Sanders (9).........................                 1,000              *             *
Security Capital Group
7777 Market Center Avenue
El Paso, Texas  79122

J. Marshall Peck (10)..........................                     0              *             *
Security Capital Investment Research Incorporated
11 South LaSalle Street
Chicago, IL  60603

Philip L. Hawkins (11).........................                 9,000              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Anthony R. Manno, Jr. (12).....................                11,000              *             *
Security Capital Investment Research Incorporated
11 South LaSalle Street
Chicago, Illinois  60603

Robert O. Carr (13)............................                82,619              *             *
Carr Real Estate Services, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Brian K. Fields (14)...........................                57,534              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

George R. Puskar (15)..........................                12,000              *             *
Equitable Real Estate Management, Inc.
1150 Lake Hearn Drive, N.E.
Suite 400
Atlanta, GA  30342

                                                                               Percent      Percent of
Number and Address                                  Number of Shares/Units     of All       all Shares/
of Beneficial Owner                                   Beneficially Owned      Shares(1)      Units(2)
-------------------                                   ------------------      ---------      --------
Robert G. Stuckey (16).........................                 4,000              *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, DC  20007

Wesley S. Williams, Jr. (17)...................                 2,200              *             *
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044

Caroline S. McBride (18).......................                     0              *             *
Security Capital Investment Research Incorporated
399 Park Avenue, 23rd Floor
New York, New York  10022

---------------------------------------------------
All executive officers and directors as a group             2,850,736             5.6%          5.2%
(16 persons)

---------------------------------------------------
*Less than 1.0%

(1) Assumes that all Class A Units of Carr Realty, L.P., held by the person, if any, (including Class A Units of Carr Realty, L. P. issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997), are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock plus shares of Common Stock issuable upon redemption of all Class A Units beneficially owned by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997), but assumes that none of the Class A Units held by other persons are redeemed for shares of Common Stock.
(2) Assumes that all Class A Units held by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997) are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock and assumes that all of the Class A Units held by other persons (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of March 15, 1997) are redeemed for shares of Common Stock.
(3)     Security Capital Holdings S.A., a wholly-owned subsidiary of US
        Realty, holds all of its interest in shares of Common Stock. Security Capital Holdings S.A. also owns 520,000 shares of the Company's Series
        A Cumulative Convertible Redeemable Preferred Stock.
(4) The aggregate amount of shares of Common Stock beneficially owned by Mr. Oliver T. Carr, Jr. consists of 69,005 shares of Common Stock and 284,672 Class A Units owned directly by him, and 10,000 shares of Common Stock and 150,000 Class A Units owned by his spouse, 7,565 shares of Common Stock owned by Mr. and Mrs. Carr as joint tenants, 2,040 shares held by their children, 954,061 shares of Common Stock and Class A Units owned by OCCO, of which Mr. Carr is a director, chairman of the board, president and trustee of the majority stockholder, and Mr. Carr's options to purchase 96,000 Class A Units which are exercisable within 60 days of March 15, 1997. Of the amount shown, Mr. Carr and OCCO hold 978,010 Class A Units and 497,293 shares of Common Stock. Mr. Carr disclaims beneficial ownership of the 2,040 shares held in an irrevocable trust for the benefit of his minor children.

(5)     The aggregate amount of shares of Common Stock beneficially owned by Mr.
        A. James Clark consists of 1,000 shares of Common Stock and 358,596 Class A Units owned directly by him and 569,979 Class A Units owned by Clark Enterprises, Inc., of which Mr. Clark is chairman, president, a director and the majority stockholder. Mr. Clark has options to purchase 1,000 shares of Common Stock which are exercisable within 60 days of March 15, 1997.
(6) Mr. Thomas A. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO. Mr. Carr holds 29,515 Class A Units directly and 2,907 Class A Units are held by his children. Mr. Carr has options to purchase 96,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(7) Dr. Brimmer has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.
(8) The aggregate amount of shares of Common Stock beneficially owned by Mr. Bonderman consists of 22,176 Class A Units owned directly by him, 5,000 Class A Units owned by Group Management, Inc., of which Mr. Bonderman is the controlling person, 8,084 shares of Common Stock owned directly by Mr. Bonderman and 1,823 shares of Common Stock owned by Group Management, Inc. Mr. Bonderman has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997. Mr. Bonderman, whose term as a director expires at the Meeting, is not standing for re-election to the Board of Directors.
(9) Mr. Sanders is a director of Security Capital Group, an affiliate of Security Capital Holdings S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Sanders has options to purchase 1,000 shares of common Stock of the Company which are exercisable within 60 days of March 15,1997.
(10) Mr. Peck is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S. A.
(11) Mr. Hawkins holds 5,000 shares of Common Stock and has options to purchase 4,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(12) Mr. Manno is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of Security Capital US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A. Mr. Manno holds 10,000 shares of Common Stock directly and has options to purchase 1,000 shares of Common Stock. Mr. Manno, whose term as a director expires at the Meeting, is not standing for re-election to the Board of Directors.
(13) Mr. Robert O. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO. Mr. Carr holds 14,083 shares of Common Stock, 6,836 Class A Units and has options to purchase 61,700 Class A Units which are exercisable within 60 days of March 15, 1997. Mr. Carr, whose term expires at the Meeting, is not standing for re-election to the Board of Directors.
(14) Mr. Fields holds 9,534 shares of Common Stock and has options to purchase 48,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(15) Mr. Puskar holds all of his interest in the Company in shares of Common Stock. The aggregate amount of shares of Common Stock beneficially owned by Mr. Puskar consists of 5,500 shares of Common Stock owned directly by him, 4,500 shares of Common Stock owned by his spouse and options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.
(16) Mr. Stuckey has options to purchase 4,000 Class A Units which are exercisable within 60 days of March 15, 1997.
(17) Mr. Williams holds all of his interest in the Company in shares of Common Stock. Mr. Williams owns 200 shares of Common Stock and has options to purchase 2,000 shares of Common Stock of the Company which are exercisable within 60 days of March 15, 1997.

(18) Mrs. McBride is an officer of Security Capital Investment Research Incorporated, an affiliate of Security Capital Holdings, S.A., a wholly-owned subsidiary of US Realty, but disclaims beneficial ownership of the shares held by Security Capital Holdings, S.A.